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                                                                   EXHIBIT 10.11

                               SERVICES AGREEMENT


        This Agreement is made as of this 1st day of October, 1989 between Northern Michigan Exploration Company, a Michigan corporation ("NOMECO") and Consumers Power Company, a Michigan corporation ("Consumers").


                                R E C I T A L S

        Whereas, Consumers is a majority owned subsidiary of CMS Energy Corporation, a Michigan corporation ("CMS Energy"), and NOMECO is a wholly owned subsidiary of CMS Energy;


        Whereas, NOMECO desires, from time to time, to purchase Services from Consumers; and


        Whereas, Consumers is willing to perform such service as NOMECO may from time to time request on the terms and conditions contained herein.


        Now, Therefore, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


1. Scope of Services. Consumers shall perform for NOMECO, under the terms of this Agreement, such administrative, clerical, managerial, professional and technical services as the parties may from time to time agree by executing an intercompany service request(s) as hereinafter provided ("ISR").


        In the event NOMECO desires Consumers to perform any such services, then the services desired, the time for their performance, and any other specific requirement (not inconsistent with this Agreement) relating thereto, shall be more particularly described in ISRs signed by an officer or other
authorized person of NOMECO and issued to Consumers.    Upon receipt of such
ISR, Consumers shall make all of the necessary cost estimates and supply all other information required by the ISR. ISRs shall not become effective and binding until a copy thereof is signed by an officer
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or other authorized employee of Consumers and returned to NOMECO, at which time the ISR shall be deemed to become part of this Agreement; provided, however, that NOMECO shall have the right to reject any ISR within ten (10) days after it has been returned to NOMECO by Consumers; provided further, however, that in case of discrepancy between any provision in the ISR and any provision of this Agreement, the latter shall prevail. If at any time Consumers becomes aware of any reason which it believes may cause the estimated monthly cost in any ISR to become inaccurate, Consumers shall promptly notify the officer or other authorized person of NOMECO who issued the ISR of such reason.

        Unless otherwise provided in this Agreement or such ISR, Consumers shall provide everything necessary to perform the services requested thereunder, including, but not limited to, all supervision, personnel, supplies, services and transportation.

        This Agreement is not exclusive. NOMECO reserves the right to have similar or like services performed by others or through its own employees and to any extent deemed desirable by NOMECO.


2. Term of Agreement. This Agreement shall become effective as of the date hereof and continue until terminated by either party, at the terminating party's convenience, by at least thirty (30) days' written notice to the non-terminating party. The terms of this Agreement shall remain in effect as to each such uncompleted ISR until the services thereunder are completed or it
is terminated by NOMECO under Section 12, "Termination."   The terms of Section
14, "Ownership and Confidentiality" shall survive termination of this Agreement for a period of five (5) years after all other terms hereof expire.

3. Price of Services. NOMECO will pay to Consumers and Consumers will accept as full compensation, satisfaction and payment for said service the rates and charges set forth in the schedule attached hereto and made a part hereof as Exhibit A.

4.      Payments.   Within twenty (20) days after the end of each calendar
month, Consumers shall submit to NOMECO an invoice respecting all ISRs, itemized to NOMECO's reasonable satisfaction, for the services performed under such ISRs during the prior month, together with the amount due.
Contemporaneously with the issuance of its monthly invoice, Consumers shall also send to NOMECO written

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explanation(s) for any variance in excess of 10% (positive or negative) between the monthly cost estimate from the relevant ISR and the actual amount being billed to NOMECO that month for such ISR. Within thirty (30) days after receipt of each properly-itemized and supported invoice and explanation(s) of cost variances, if any, payment of such invoice shall be made to Consumers. Payment of such invoice by NOMECO shall not constitute acceptance of the services and shall be subject to correction in the payment of any subsequent invoice.

With each invoice, Consumers shall submit copies of all vendors' and subcontractors' invoices for amounts greater than $10,000 for which reimbursement is sought. Credit shall be given to NOMECO for any discounts received by Consumers on all reimbursable invoices.

5. Changes in the Services. No changes to any ISR hereunder shall be made except in writing, signed by an officer, authorized employee or other authorized person of each party. Except as provided below, no claims for compensation for additional services shall be valid unless authorized by such written change; provided, however, that whenever it is necessary to immediately authorize extra work to restore service, to avoid breakdowns, to avoid work stoppages or to respond to other emergency conditions, Consumers shall be entitled to perform services in reliance on an oral or written authorization by one of NOMECO's officers or other authorized representative of NOMECO theretofore identified to Consumers by notice, and a written change to the ISR shall be made covering such services as soon thereafter as is reasonably practicable.

6. Independent Contractor. In the performances of services hereunder, Consumers shall be an independent contractor with the sole authority to control and direct the performance of the details of the services, NOMECO being interested only in the results obtained.

7. Permits and Laws. Consumers shall secure all licenses or permits required by law and shall comply with all applicable ordinances, laws, orders, rules and regulations, pertaining to its performance of services hereunder.
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8.      Warranty and Remedy.  Services performed directly by Consumers shall be performed in a careful and competent manner by properly trained and
skilled personnel.   CONSUMERS HAS NOT MADE AND DOES NOT HEREBY MAKE ANY OTHER
WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY AS TO THE SERVICES PERFORMED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE.

        In the event any service performed directly by Consumers fails to conform to the above warranty, Consumers will reperform said service at its expense if NOMECO gives Consumers notice of such nonconformance within one year after performance of the nonconforming service.

        As to services performed by subcontractors and vendors, Consumers shall on the written request of NOMECO assign to NOMECO any assignable warranties obtained by Consumers.

        The foregoing states NOMECO's sole and exclusive remedies and Consumers' sole and exclusive liabilities, whether in contract, tort or otherwise, for any defects in the services performed hereunder.

9. Limitation on Liability. Notwithstanding any other provision of this Agreement, in no event shall Consumers' liability to NOMECO under this Agreement exceed the compensation paid by NOMECO to Consumers for that portion of the services giving rise to the claim and in no event shall the total of all such liabilities of Consumers exceed the total dollar amount paid to Consumers under this Agreement. Further, in no event shall Consumers be liable for any special, indirect, incidental or consequential damages of any nature on account of this Agreement or the performance or nonperformance thereof, including but not limited to any loss of use of property, equipment or systems, loss by reason of equipment shutdowns or service interruptions, loss of profits or revenue or of use thereof, cost of purchased or replacement power, or claims of NOMECO's customers.

10. Changes to Agreement; Assignment and Subcontracting. The terms of this Agreement shall not be changed, superseded or supplemented except in writing signed by an officer of each party. This Agreement shall not be assigned or any part thereof subcontracted by Consumers without NOMECO's previous written consent; provided, however, that NOMECO hereby consents to any assignment or subcontracting to any affiliate or affiliates of Consumers. Any
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attempted assignment without such written consent shall be void and NOMECO may refuse to permit the performance of any unauthorized subcontract. In case any such subcontracting is approved, the subcontract shall be in writing and shall be fully executed prior to the commencement of the services involved. If required by NOMECO to do so, Consumers shall promptly furnish NOMECO with copies of each executed subcontract. Any professional engineering services to be provided under this Agreement shall be performed by an entity or individual qualified to practice professional engineering in any jurisdiction or jurisdictions in which such qualification is required in order for the services to be provided.

11. Auditing of Consumers' Accounts and Refunds. Consumers shall make and keep, as the same accrue, full and complete records and books of account of its costs, expenses, man-hours and equipment hours relating to the services hereunder in accordance with generally accepted accounting practices and Consumers, record retention policy in effect for such records whenever, by the terms of this Agreement, Consumers' compensation shall be based wholly or partially on such costs, expenses, man-hours or equipment hours. When relevant to determining Consumers' compensation hereunder, said records and books of accounts shall be open to examination during regular business hours by NOMECO or its agents for the purpose of inspecting, auditing, verifying or copying the same or making extracts therefrom. NOMECO's payment of invoices hereunder shall not constitute acceptance of the accuracy thereof. Amounts paid with respect to any ISR shall be subject to audit in accordance with this section for one (1) year after the making of the last payment under the ISR.
Whenever an audit of Consumers' records shows that NOMECO is entitled to a refund or Consumers is entitled to additional payment, Consumers or NOMECO, as the case may be, shall promptly make said refund or additional payment with interest, compounded annually, at the prime rate established by the National Bank of Detroit from time to time or at the highest rate permitted by law, whichever is less, from the date the erroneous payment was made to Consumers. Each party shall bear its own costs in connection with any such audit and billing error correction.

12. Termination. Notwithstanding anything in this Agreement to the contrary should NOMECO for any reason desire to suspend or stop the services under any ISR hereunder at any time before the services have been completed, Consumers shall stop-performing the services upon notice from NOMECO. Any such termination shall be without prejudice to any other rights or remedies of NOMECO for any breach
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of this Agreement by Consumers.  Consumers shall, upon the effective date of such notice of termination, if requested by NOMECO, immediately cease performance of the services and remove its employees, representatives, tools, equipment and other property from NOMECO's premises. If Consumers fails to effect such removal within a reasonable time, NOMECO may do so at Consumers' expense. In the event of such termination, payment for all services properly performed under the applicable ISR shall be made in accordance with the rates and charges set forth in Exhibit A, subject to proper deductions for defective services, damages or costs recoverable under this Agreement by NOMECO by reason of any default, breach or failure to perform by Consumers. Upon any termination pursuant to this section, NOMECO shall be released from all further obligations under any ISR so terminated except for payment as provided for in this section and such liability or other obligations as have accrued as of the time of termination.

13. NOTICES AND OTHER COMMUNICATIONS. Whenever notices, invoices, payments, or other communications are required or permitted hereunder, the same may be given, made or delivered by mail addressed as follows:

Consumers Power Company                                     Northern Michigan Exploration
212 W. Michigan Avenue                                       Company
Jackson, Michigan 49201                                     One Jackson Square
Attention: Treasury Dept.                                   PO Box 1150
            (for payments)                                  Jackson, MI  49204
            General Accounting                              Attention:  Treasurer
            (for all other notices)

or to such other address as the addressee shall have specified in writing.

14.    OWNERSHIP AND CONFIDENTIALITY.  "Confidential Information" shall mean
(i) all documents, records, data and other information furnished to Consumers in any form in connection with the performance of the services contemplated hereunder and any copies thereof and (ii) all documents, records, data and other work product produced by Consumers for NOMECO in performance of the services contemplated hereunder and copies thereof. Confidential Information shall not include the records and books of account made and kept by Consumers pursuant to Section 11, "Auditing of Consumers' Accounts and Refunds."
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       Confidential Information is, and shall continue to be the property of
NOMECO. Consumers shall, to the extent permitted by law, upon written request from NOMECO, immediately deliver to NOMECO or destroy, at NOMECO's option, all Confidential Information.

       Consumers shall not disclose any confidential Information or the content thereof to any party except those Consumers' employees who need to have access to such Confidential Information unless ordered by court, administrative agency or other governmental body having jurisdiction. If Consumers becomes aware that any party is attempting to obtain any such order, Consumers shall immediately notify the following person:

                     General Counsel
                     CMS Enterprises Company
                     Fairlane Plaza South
                     330 Town Center Drive, Suite 1100
                     Dearborn, Michigan 48126

or such other person as NOMECO may have designated in writing.

       Consumers acknowledges that disclosure of Confidential Information in violation of this Agreement may cause NOMECO irreparable damage and hereby consents to the issuance of an injunction by any court of competent jurisdiction prohibiting any disclosure of Confidential Information in violation of this Agreement. Such right to injunctive relief is in addition to all other remedies available to NOMECO at law or in equity.

       Consumers shall inform all of its employees who have access to Confidential Information of the obligations referred to above and require their compliance with the provisions of this Agreement.

15. Governing Law. This Agreement shall be deemed to be a Michigan contract and shall be construed in accordance with and governed by the laws of the State of Michigan.

16. Headings. The section headings in this Agreement are included for reference only. They shall not affect the interpretation and construction of this Agreement.
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17.    Entire Agreement.  With respect to the subject matter hereof, this
Agreement supersedes all previous agreements, representations, understandings and negotiations, either written or oral, between the parties hereto or their representatives, and constitutes the entire agreement between the parties.

       IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first written above.


NORTHERN MICHIGAN EXPLORATION      CONSUMERS POWER COMPANY
  COMPANY


By:    /s/ P. E. Geiger                    By:  /s/ F. W. Buckman
       P. E. Geiger

Title: Vice President, Secretary   Title: President and COO
       and Treasurer

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                                                                       EXHIBIT A
                                                                     Page 1 of 3

                                   EXHIBIT A
                                    Pricing

Recoverable Costs payable under this Agreement are those costs reasonably incurred by Consumers in the performance of the services hereunder and are generally described below. Such costs shall be accumulated in accordance with Consumers' standard practices and policies in affect at the time and in accordance with generally accepted accounting principles. Recoverable Costs shall not include any costs incurred in contesting, whether informally, by arbitration, or otherwise, any matter or issue under this Agreement.


A.   DIRECT LABOR COSTS

     Salary and wage costs of Consumers' employees directly engaged in the performance of the services hereunder. Such salary and wage costs shall be billed an accrual basis, including a loading for paid absences. This paid absence loading shall cover vacation, sick leave, holidays, workers' compensation supplemental pay, and other paid absences, as recorded on Consumers' books of account.

B.   DIRECT AND DISTRIBUTABLE COSTS AND EXPENSES

     Costs and expenses, other than direct labor costs, directly attributable to the performance of Consumers' obligations hereunder shall be charged at actual costs or so an allocated charge based on the portion of the resources devoted to the performance of this Contract. Such costs, to be charged on an accrual basis, include materials, contract payments, internal service chargebacks (labor and non-labor portions separately identified) and non-A&G support costs (supervision, Energy Supply Services and/or Region support services, identified separately between labor and non-labor), if applicable.
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                                                                       EXHIBIT A
                                                                     Page 2 of 3


C.   ADMINISTRATIVE AND GENERAL OVERHEAD RATES

     Administrative and General (A&G) overheads will be charged as a percentaged of the labor components billed pursuant to Items A and B above. A&G overheads include administrative and general expenses, payroll taxes, Michigan Single Business Tax (and similar taxes present or future), return on utility used investment, and employee pensions and other benefits except paid absence included elsewhere.

     Primarily A&C expenses shall include all applicable costs and expenses properly chargeable to the following current FERC Accounts, their replacements or applicable new accounts as described below:

      1. FERC Account 920,       Administrative and General Salaries
      2. FERC Account 921,       Office Supplies and Expenses
      3. FERC Account 923,       Outside Services Employed
      4. FERC Account 924,       Property Insurance
      5. FERC Account 925,       Injuries and Damages
      6. FERC Account 926,       Employee Pensions and Benefits
      7. FERC Account 928,       Regulatory Commission Expenses
      8. FERC Account 930.2,     Miscellaneous General Expenses
      9. FERC Account 931,       Rents
     10. FERC Account 935,       Maintenance of General Plant
     11. FERC Accounts 403-407,  Depreciation and Amortization
     12. FERC Account 408,       Payroll Taxes, Michigan Single
                                 Business Tax and Property Taxes


     The overhead percentages will cover administration costs for Consumers of furnishing all services for the benefit of CMS. As soon as practicable after the close of each calendar year, the accuracy of the rates shall be reviewed by Consumers. After such review Consumers shall issue any credit or additional charge to adjust the billings for said year from an estimated rate to an actual rate, if material (if the differential in total overhead rate is greater than + or -3%).
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                                                                       EXHIBIT A
                                                                     Page 3 of 3


D.   COST OF MONEY

     A Cost of Money or carrying charge will be added to all costs incurred by Consumers in connection with this Agreement from the 25th of the month such costs were incurred until the invoice due date. This Cost of Money charge will be calculated at the average short-term borrowing rate at Citibank and will continue on all past due invoices until paid.